UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2020

Edesa Biotech, Inc.
(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	001-37619	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Spy Court Markham, Ontario, Canada L3R 5H6
(Address of Principal Executive Offices)
 (289) 800-9600
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Shares	EDSA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01
Entry into a Material Definitive Agreement.

On April 17, 2020, Edesa Biotech, Inc. (“Edesa”), through its wholly-owned subsidiary Edesa Biotech Research, Inc., entered into an exclusive license agreement with NovImmune SA, which operates under the brand Light Chain Bioscience (“Light Chain”). Pursuant to the license agreement, Edesa obtained exclusive rights throughout the world to certain know-how, patents and data relating to the monoclonal antibodies targeting TLR4 and CXCL10 (the “Constructs”). Edesa will use the exclusive rights to develop products containing the Constructs (the “Licensed Products”) for therapeutic, prophylactic and diagnostic applications in humans and animals.

Unless earlier terminated, the term of the license agreement will remain in effect for twenty-five years from the date of first commercial sale of Licensed Products. Subsequently, the license agreement will automatically renew for five (5) year periods unless either party terminates the agreement in accordance with its terms.

Pursuant to the license agreement, Edesa is exclusively responsible, at its expense, for the research, development manufacture, marketing, distribution and commercialization of the Constructs and Licensed Products and to obtain all necessary licenses and rights. Edesa is required to use commercially reasonable efforts to develop and commercialize the Constructs in accordance with the terms of a development plan established by the parties. Subject to certain conditions, Edesa is permitted to engage third parties to perform its activities or obligations under the agreement.

In exchange for the exclusive rights to develop and commercialize the Constructs, Edesa issued to Light Chain $2.5 million of its newly designated Series A-1 Convertible Preferred Shares (the “Series A-1 Shares”) pursuant to the terms of a securities purchase agreement entered into between the parties concurrently with the license agreement. In addition, Edesa is committed to payments of various amounts to Light Chain upon meeting certain development, approval and commercialization milestones as outlined in the license agreement up to an aggregate amount of $363.5 million. Edesa also has a commitment to pay Light Chain a royalty based on net sales of Licensed Products in countries where Edesa directly commercializes Licensed Products and a percentage of sublicensing revenue received by Edesa in the countries where Edesa does not directly commercialize Licensed Products.

The license agreement provides that Light Chain will remain the exclusive owner of existing intellectual property in the Constructs and that Edesa will be the exclusive owner of all intellectual property resulting from the exploitation of the Constructs pursuant to the license. Subject to certain limitations, Edesa is responsible for prosecuting, maintaining and enforcing all intellectual property relating to the Constructs. During the term of the agreement, Edesa also has the option to purchase the licensed patents and know-how at a price to be negotiated by the parties.

If Edesa defaults or fails to perform any of the terms, covenants, provisions or its obligations under the license agreement, Light Chain has the option to terminate the license agreement, subject to providing Edesa an opportunity to cure such default. The license agreement is also terminable by Light Chain upon the occurrence of certain bankruptcy related events pertaining to Edesa.

In connection with the license agreement and pursuant to a purchase agreement entered into by the parties on April 17, 2020, Edesa will purchase from Light Chain its inventory of the TLR4 antibody for an aggregate purchase price of $5.0 million, payable in two installments.

The foregoing summaries of the license agreement, securities purchase agreement and purchase agreement do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents, copies of which are filed as exhibits to this Current Report.  Each of the license agreement, securities purchase agreement and purchase agreement contain representations and warranties that the respective parties made to, and solely for the benefit of, the other party thereto in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the license agreement, securities purchase agreement and purchase agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements or as stated therein and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the company’s filings with the SEC.

Item 2.01
Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 with respect to the acquisition of the TLR4 antibody inventory is incorporated by reference into this Item 2.01.

Item 3.02
Unregistered Sales of Equity Securities.

Pursuant to the license agreement and securities purchase agreement, Edesa issued 250 of its Series A-1 Shares to Light Chain. Information regarding the Series A-1 Shares is contained in Item 5.03 of this Current Report on Form 8-K, and is incorporated by reference into this Item 3.02.

The Series A-1 Shares issued to Light Chain were issued in a transaction exempt from registration under Regulation S promulgated under the Securities Act of 1933, as amended (the “Act”), because the offer and sale of such securities was made to a non-U.S. person (as that term is defined in Regulation S under the Act) in an offshore transaction.

Item 3.03
Material Modiﬁcation to Rights of Security Holders.

The information set forth in Item 5.03 with respect to the rights, preferences, restrictions and other matters pertaining to the Series A-1 Shares is incorporated by reference into this Item 3.03.

Item 5.03
Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the execution of the license agreement, Edesa filed Amended and Restated Articles to establish the rights, preferences, restrictions and other matters pertaining to the Series A-1 Shares. The Series A-1 Shares have no par value and a stated value of $10,000 per share and rank, with respect to redemption payments, rights upon liquidation, dissolution or winding-up of Edesa, or otherwise, senior in preference and priority to Edesa’s common shares. A holder of Series A-1 Shares shall not be entitled to receive dividends unless declared by Edesa’s Board of Directors. Subject to certain exceptions and adjustments for share splits, each Series A-1 Share is convertible six months after its date of issuance into a number of Edesa’s common shares calculated by dividing (i) the sum of the stated value of such Series A-1 Share plus a return equal to 3% of the stated value of such Series A-1 Share per annum (collectively, the “Preferred Amount”) by (ii) a fixed conversion price of $2.26. A holder of Series A-1 Shares will not have the right to convert any portion of its Series A-1 Shares if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of common shares outstanding immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”); provided, however, that upon notice to Edesa, the holder may increase the Beneficial Ownership Limitation to a maximum of 9.99%. The Series A-1 Shares do not have the right to vote on any matters except as required by law and do not contain any variable pricing features, or any price-based anti-dilutive features.

In the event of any liquidation, dissolution or winding-up of Edesa, a holder of Series A-1 Shares shall be entitled to receive, before any distribution or payment may be made with respect to Edesa’s common shares, an amount in cash equal to the Preferred Amount per share, plus all unpaid accrued dividends on all such shares.

At any time, Edesa may redeem some or all outstanding Series A-1 Shares for a cash payment per share equal to the Preferred Amount. Subject to certain restrictions, a holder of Series A-1 Shares may require Edesa to redeem the Series A-1 Shares for cash beginning 18 months after issuance. In the event of a required redemption, at the election of Edesa, the redemption amount (which is equal to the Preferred Amount) may be paid in full or in up to twelve equal monthly payments with any unpaid redemption amounts accruing interest at a rate of 3% annually, compounded monthly. On the third anniversary of the date of issuance of the Series A-1 Shares, Edesa has the right to convert any outstanding Series A-1 Shares into common shares.

The foregoing summary of the rights, preferences, restrictions and other matters pertaining to the Series A-1 Shares does not purport to be complete and is qualified in its entirety by reference to Part 27 of the Amended and Restated Articles of Edesa – Special Rights and Restriction Attaching to the Series A-1 Convertible Preferred Shares,  a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01.
Other Events

On April 20, 2020, Edesa issued a press release regarding the transactions described in Item 1.01, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01
Financial Statements and Exhibits.

(d) Exhibits

ExhibitNo.	Description of Exhibit

3.1	Amended and Restated Articles of Edesa Biotech, Inc.

10.1+	License Agreement by and between Edesa Biotech Research, Inc. and NovImmune SA dated April 17, 2020.

10.2+	Purchase Agreement by and between Edesa Biotech Research, Inc. and NovImmune SA dated April 17, 2020.

10.3+	Securities Purchase Agreement by and between Edesa Biotech, Inc. and NovImmune SA dated April 17, 2020

99.1	Press Release issued by Edesa Biotech, Inc. dated April 20, 2020.

+ Portions of this exhibit have been omitted pursuant to Rule 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edesa Biotech, Inc.

Date: April 23, 2020	By:	/s/ Michael Brooks
	Name:	Michael Brooks, PhD
	Title:	President